                                                                EXHIBIT 10 (XIV)
                                AMENDMENT NO. 1

                            AGREEMENT OF EMPLOYMENT


     This Amendment No. 1 ("Amendment No. 1") is made to that certain Agreement of Employment (hereinafter referred to as the "Agreement"), dated as of January 2, 1990, between Circle "S" Industries, Inc., a corporation organized and existing under the laws of the State of Alabama (hereinafter referred to as the "Corporation") and Larry D. Striplin Jr., an individual residing in the State of Alabama (hereinafter referred to as the "Employee"), and is effective as of the 1st day of May, 1995, by and between the Corporation and Employee.

                                   RECITALS:
                                   --------

     The Corporation and Employee desire to amend the Agreement relating to the employment of the Employee by the Corporation.

     NOW, THEREFORE, the parties hereby agree as follows:

     1.   Paragraph 6 of the Agreement shall be amended as follows:

          i) Line 8 shall be amended to delete the following words: "not to exceed the earlier"; and

          ii) Line 9 shall be amended to delete the following words: "or the life of the Employee"; and

          iii) Line 12 shall be amended by deleting the word "paid" and substituting the word "payable" in lieu thereof; and

          iv) Line 20 shall be amended to delete the following words: "the death of the Employee or";

so that Paragraph 6 of the Agreement now reads as follows:

         6.    EXTENDED COMPENSATION. In the event that there occurs a sale of
               ---------------------
     substantially all the assets of the Company or a sale of a sufficient amount of stock in the Company, whether by tender offer, original issuance, or a single or series of related stock purchase and sale agreements and/or transactions sufficient to confer on the purchaser or purchasers thereof (whether individually or in a group) the ability to elect a majority of the Board

                                       1
     of Directors of the Company, the Company shall be obligated to pay to the Employee the sum of $200,000.00 per year, such sum to be paid in annual installments in arrears (the "Extended Compensation") for a period of five
     (5) years, the first installment to be paid on the date which is one year after the occurence of the event giving rise to the payment: provided however, that such Extended Compensation shall be paid in lieu of, and not in addition to, any compensation payable pursuant to Section 5 hereof. No payment of Extended Compensation shall be made without first obtaining the affirmative vote of at least seventy-five percent (75%) of the shareholders of the Company (which calculation shall be made without regard to any shares held by Employee) immediately prior to the change in control of the Company as described above; such vote shall determine the right of the Employee to receive the Extended Compensation, on the condition that full disclosure be made of all material facts concerning all payments to be made pursuant to this Section 6. Notwithstanding the provisions of Section 9 hereof, the obligation of the Company to make payments of Extended Compensation shall terminate only upon the expiration of the five (5) year term.

     2. All of the other terms and conditions of the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer and the Employee has executed this Amendment, effective as of May 1, 1995.


                                       CIRCLE "S" INDUSTRIES, INC.


                                   By__________________________________________
                                             Charles A. Morello
                                      Treasurer and Chief Financial Officer



                                   ____________________________________________
                                              Larry D. Striplin, Jr.

                                       2